Exhibit 99.1

500 Laurel Street Baton Rouge, LA 70801 Phone: 877.614.7600

FOR IMMEDIATE RELEASE October 26, 2023	Misty Albrecht b1BANK 225.286.7879 Misty.Albrecht@b1BANK.com

BUSINESS FIRST BANCSHARES, INC., ANNOUNCES FINANCIAL RESULTS FOR Q3 2023

Baton Rouge, La. (October 26, 2023) – Business First Bancshares, Inc. (Nasdaq: BFST) (Business First), parent company of b1BANK, today announced its unaudited results for the quarter ended September 30, 2023, including net income available to common shareholders of $19.1 million, or $0.76 per diluted common share, increases of $0.7 million and $0.03, respectively, from the linked quarter, and increases of $5.3 million and $0.15, respectively, from the quarter ended September 30, 2022. On a non-GAAP basis, core net income for the quarter ended September 30, 2023, which excludes certain income and expenses, was $18.0 million, or $0.71 per diluted common share, increases of $0.2 million and $0.01, respectively, from the linked quarter, and an increase of $1.6 million and decrease of $0.01, respectively, from the quarter ended September 30, 2022.

“In the third quarter we again delivered solid fundamental shareholder-oriented operating performance,” said b1BANK President & CEO Jude Melville. “We increased per share tangible book value and per share core earnings by exercising cost discipline, protected our margin while strengthening our core deposit base, and continued maintaining excellent asset quality. We are pleased to be in position to increase our dividend for the fifth consecutive year, rewarding shareholders for sticking with us through uncertain times.”

On October 26, 2023, Business First’s board of directors declared a quarterly preferred dividend in the amount of $18.75 per share, which is the full quarterly dividend of 1.875% based on the per annum rate of 7.50%. Additionally, the board of directors declared a quarterly common dividend based upon financial performance for the third quarter in the amount of $0.14 per share, an increase of $0.02 compared to prior quarter. The preferred and common dividends will be paid on November 30, 2023, or as soon thereafter as practicable, to the shareholders of record as of November 15, 2023.

Quarterly Highlights

●

Return on Assets and Equity. Return to common shareholders on average assets and common equity, each on an annualized basis, were 1.17% and 14.16%, respectively, for the quarter ended September 30, 2023, compared to 1.18% and 13.99%, respectively, for the linked quarter. Non-GAAP core return on average assets and common equity, each on an annualized basis, were 1.10% and 13.32%, respectively, for the quarter ended September 30, 2023, compared to 1.13% and 13.50%, respectively, for the linked quarter.

●

Credit Quality. Credit performance remains strong from the linked quarter. The ratios of nonperforming loans compared to loans held for investment and nonperforming assets compared to total assets were 0.33% and 0.27%, respectively, at September 30, 2023, compared to 0.36% and 0.30% at June 30, 2023.

●

Net Interest Margin. For the quarter ended September 30, 2023, net interest income totaled $55.3 million and net interest margin and net interest spread were 3.61% and 2.68%, respectively, compared to $53.3 million, 3.63% and 2.75% for the quarter ended June 30, 2023. Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $2.4 million) were 3.46% and 2.53%, respectively, for the quarter ended September 30, 2023, compared to 3.49% and 2.61% (excluding loan discount accretion of $2.1 million) for the quarter ended June 30, 2023. Compared to the linked quarter, net interest margin excluding loan discount accretion declined due to the cost of excess on-balance sheet liquidity.

●

Deposits. Deposits increased $176.3 million or 3.52%, 13.95% annualized, for the quarter ended September 30, 2023, compared to the linked quarter. Excluding the $16.3 million of deposits transferred in connection with the sale of the Leesville Banking Center during the quarter, deposits increased $192.6 million or 3.84%, 15.24% annualized.

●	Loans. Loans held for investment increased $21.5 million or 0.44%, 1.74% annualized, from the linked quarter.

Statement of Financial Condition

Loans

Loans held for investment increased $21.5 million or 0.44%, 1.74% annualized, from the linked quarter. Loan growth from the linked quarter was largely attributed to net growth in the commercial and industrial (C&I) portfolio of $23.2 million and in the residential real estate portfolio of $11.5 million, offset by a $10.2 million reduction in the construction and development (C&D) portfolio. Year-to-date loan growth through September 30, 2023, was $314.1 million, 6.82% or 9.12% annualized.

Based on unpaid principal balances, Texas-based loans represent approximately 37% of the overall loan portfolio as of September 30, 2023.

Credit Quality

The ratios of nonperforming loans compared to loans held for investment and nonperforming assets compared to total assets improved from 0.36% and 0.30%, respectively, at June 30, 2023, to 0.33% and 0.27% at September 30, 2023. The improvement was largely attributable to the resolution of two nonaccrual loans through current period charge-offs of $2.4 million. Both loans were previously assessed by management for credit losses and fully reserved. The reduction was offset by slight increases in nonaccrual relationships.

Securities

The securities portfolio decreased $28.1 million or 3.20%, from the linked quarter. The decrease was the impact of negative fair value adjustments, $16.4 million, and net security paydowns and maturities during the quarter. The securities portfolio, based on estimated fair value, represented 13.09% of total assets as of September 30, 2023.

Deposits

Deposits increased $176.3 million or 3.52%, 13.95% annualized, for the quarter ended September 30, 2023. The increase was primarily attributable to the $126.2 million growth in certificate of deposit (CD) portfolio. Excluding the $16.3 million of deposits transferred in connection with the sale of the Leesville Banking Center during the quarter, deposits increased $192.6 million or 3.84%, 15.24% annualized.

Noninterest-bearing deposits decreased $17.0 million or 1.19% and interest-bearing deposits increased $193.3 million or 5.39%, compared to the linked quarter. Transactional deposits, interest bearing deposits excluding CDs, increased $67.1 million, largely attributable to a $42.5 million increase in the financial institutions group’s (FIG) deposit portfolio.

Year-to-date deposit growth through September 30, 2023, was $370.4 million or 7.68%, or 10.27% annualized. Excluding brokered deposits of $250.4 million at December 31, 2022, and $460.4 million at September 30, 2023, and the $16.3 million of deposits transferred in connection with the Leesville banking center sale, deposit growth was $176.7 million or 3.87%, or 5.17% annualized through September 30, 2023.

Borrowings

Borrowings decreased $151.7 million, or 19.11%, from the linked quarter. Short-term Federal Home Loan Bank (FHLB) borrowings were replaced with interest bearing deposits. During the quarter, the bank extinguished the remaining $3.2 million balance of the $8.9 million subordinated debt redeemed on May 1, 2023. The extinguishment resulted in a $517,000 gain for the quarter ended September 30, 2023.

Shareholders’ Equity

Accumulated other comprehensive income (AOCI) decreased $12.9 million due to negative after-tax fair value adjustments in the securities portfolio. Book value per common share nonetheless increased to $21.01 at September 30, 2023, compared to $20.87 at June 30, 2023, due to continued earnings growth. On a non-GAAP basis, tangible book value per common share increased to $17.03 at September 30, 2023, compared to $16.87 at June 30, 2023.

Results of Operations

Net Interest Income

For the quarter ended June 30, 2023, net interest income totaled $55.3 million, compared to $53.3 million from the linked quarter. Loan and interest-earning asset yields of 6.84% and 6.10%, respectively, increased 30 basis points and 26 basis points, respectively, compared to 6.54% and 5.84% from the linked quarter. The increases were largely attributable to loan repricing and higher yields on new originations. Net interest margin and net interest spread were 3.61% and 2.68%, respectively, compared to 3.63% and 2.75%, respectively, for the linked quarter. The overall cost of funds, which include noninterest-bearing deposits, increased from 2.31% to 2.59% or 28 basis points, from the linked quarter due largely to higher cost deposits.

Non-GAAP net interest income (excluding loan discount accretion of $2.4 million) totaled $52.9 million for the quarter ended September 30, 2023, compared to $51.3 million (excluding loan discount accretion of $2.1 million) from the linked quarter. Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $2.4 million) were 3.46% and 2.53%, respectively, for the quarter ended September 30, 2023, compared to 3.49% and 2.61% (excluding loan discount accretion of $2.1 million) for the linked quarter. Excluding loan discount accretion, loan yields increased 28 basis points to 6.64% from 6.37% and interest earnings asset yields increased 24 basis points to 5.94% from 5.70%, compared to the linked quarter.

Provision for Credit Losses

During the quarter ended September 30, 2023, Business First recorded a provision for credit losses of $604,000, compared to $538,000 for the linked quarter. The current quarter’s reserve increased due to qualitative adjustments related to certain commercial real estate (CRE) portfolios and industry wide concerns about the CRE sector, partially offset by lower reserves for unfunded commitments due to declines in the related unfunded balances.

Other Income

For the quarter ended September 30, 2023, other income decreased $2.1 million or 17.35%, compared to the linked quarter. The net decrease was largely attributable to a $2.8 million decrease in equity investment income compared to the linked quarter, partially offset by a $932,000 gain on sale attributable to the Leesville Banking Center sale during the quarter.

Other Expenses

For the quarter ended September 30, 2023, other expenses decreased by $1.1 million, or 2.76%, compared to the linked quarter. The net decrease was largely attributable to a $1.0 million decrease in data processing charges, attributable to $508,000 of debit/credit card expense sharing incentives received, as well as $715,000 in additional data charges incurred during the linked quarter due to a billing error identified by our data processor which did not reoccur during the current quarter.

Return on Assets and Common Equity

Return to common shareholders on average assets and common equity, each on an annualized basis, were 1.17% and 14.16%, respectively, for the quarter ended September 30, 2023, compared to 1.18% and 13.99%, respectively, for the linked quarter. Non-GAAP return to common shareholders on average assets and common equity, each on an annualized basis, were 1.10% and 13.32%, respectively, for the quarter ended September 30, 2022, compared to 1.13% and 13.50%, respectively, for the linked quarter.

Conference Call and Webcast

Executive management will host a conference call and webcast to discuss results on Thursday, October 26, at 4:30 p.m. CDT. Interested parties may attend the call by dialing toll-free 1-800-715-9871 (North America only), conference ID 4515523, or asking for the Business First Bancshares conference call. The live webcast can be found at https://edge.media-server.com/mmc/p/87me6od9. The corresponding slide presentation can be accessed the day of the presentation on b1BANK’s website at https://www.b1bank.com/shareholder-info.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., (Nasdaq: BFST) through its banking subsidiary b1BANK, has $6.5 billion in assets, $6.0 billion in assets under management through b1BANK’s affiliate Smith Shellnut Wilson, LLC (SSW) (excludes $0.9 billion of b1BANK assets managed by SSW) and operates Banking Centers and Loan Production Offices in markets across Louisiana and the Dallas and Houston, Texas areas, providing commercial and personal banking products and services. Commercial banking services include commercial loans and letters of credit, working capital lines and equipment financing, and treasury management services. b1BANK was awarded #1 Best-In-State Bank, Louisiana, by Forbes and Statista, and is a multiyear winner of American Banker’s “Best Banks to Work For.” Visit b1BANK.com for more information.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures (e.g., referenced as “core” or “tangible”) intended to supplement, not substitute for, comparable GAAP measures. “Core” measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP “core” measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, acquisition-related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). “Tangible” measures adjust common equity by subtracting goodwill, core deposit intangibles, and customer intangibles, net of accumulated amortization. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of Business First’s core business. These non-GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

Special Note Regarding Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

Additional Information

For additional information about Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission (SEC) free of charge by using the SEC’s EDGAR service on the SEC’s website at www.SEC.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of Business First. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Business First Bancshares, Inc.

Selected Financial Information

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2023	2023	2022

Balance Sheet Ratios

Loans (HFI) to Deposits	94.79%	97.69%	96.59%
Shareholders' Equity to Assets Ratio	9.31%	9.31%	8.75%

Loans Receivable Held for Investment (HFI)

Commercial (1)	$1,332,384	$1,309,222	$1,080,349
Real Estate:
Commercial	2,128,855	2,132,044	2,014,237
Construction	708,835	719,080	636,869
Residential	686,921	675,462	647,936
Total Real Estate	3,524,611	3,526,586	3,299,042
Consumer and Other	63,278	62,929	50,509
Total Loans (Held for Investment)	$4,920,273	$4,898,737	$4,429,900

Allowance for Loan Losses

Balance, Beginning of Period	$42,013	$41,830	$32,317
Charge-offs – Quarterly	(2,423)	(689)	(667)
Recoveries – Quarterly	685	104	278
Provision for Loan Losses – Quarterly	854	768	3,273
Balance, End of Period	$41,129	$42,013	$35,201

Allowance for Loan Losses to Total Loans (HFI)	0.84%	0.86%	0.79%
Allowance for Credit Losses to Total Loans (HFI) (2)	0.90%	0.93%	0.81%
Net Charge-offs to Average Quarterly Total Loans	0.04%	0.01%	0.01%

Remaining Loan Purchase Discount	$14,752	$17,171	$36,089

Nonperforming Assets

Nonperforming Loans:
Nonaccrual Loans (1)	$16,029	$17,006	$9,843
Loans Past Due 90 Days or More (1)	247	468	1,121
Total Nonperforming Loans	16,276	17,474	10,964
Other Nonperforming Assets:
Other Real Estate Owned	1,558	1,587	840
Other Nonperforming Assets	-	29	180
Total Other Nonperforming Assets	1,558	1,616	1,020
Total Nonperforming Assets	$17,834	$19,090	$11,984

Nonperforming Loans to Total Loans (HFI)	0.33%	0.36%	0.25%
Nonperforming Assets to Total Assets	0.27%	0.30%	0.21%

(1) Past due and nonaccrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company was currently accreting interest income over the expected life of the loans for the period ended September 30, 2022, in accordance with ASC 310-30.

(2) Allowance for Credit Losses includes the Allowance for Loan Loss and Reserve for Unfunded Commitments.

Business First Bancshares, Inc.

Selected Financial Information

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2023	2023	2022	2023	2022

Per Share Data

Basic Earnings per Common Share	$0.76	$0.73	$0.61	$2.04	$1.65
Diluted Earnings per Common Share	0.76	0.73	0.61	2.02	1.64
Dividends per Common Share	0.12	0.12	0.12	0.36	0.36
Book Value per Common Share	21.01	20.87	19.29	21.01	19.29

Average Common Shares Outstanding	25,111,548	25,101,683	22,468,939	25,064,856	21,990,273
Average Diluted Common Shares Outstanding	25,288,660	25,333,372	22,650,640	25,281,908	22,163,952
End of Period Common Shares Outstanding	25,344,168	25,344,168	22,605,136	25,344,168	22,605,136

Annualized Performance Ratios

Return to Common Shareholders on Average Assets (1)	1.17%	1.18%	0.96%	1.09%	0.91%
Return to Common Shareholders on Average Common Equity (1)	14.16%	13.99%	12.37%	13.00%	10.87%
Net Interest Margin (1)	3.61%	3.63%	4.01%	3.66%	3.87%
Net Interest Spread (1)	2.68%	2.75%	3.65%	2.79%	3.62%
Efficiency Ratio (2)	59.23%	60.76%	66.47%	61.04%	67.48%

Total Quarterly/Year-to-Date Average Assets	$6,474,935	$6,274,656	$5,702,312	$6,290,886	$5,331,352
Total Quarterly/Year-to-Date Average Common Equity	535,211	527,325	442,778	526,398	446,403

Other Expenses

Salaries and Employee Benefits	$22,487	$22,339	$21,906	$68,002	$63,017
Occupancy and Bank Premises	2,428	2,406	2,485	7,131	6,959
Depreciation and Amortization	1,690	1,720	1,850	5,120	5,153
Data Processing	2,024	3,035	2,155	6,544	6,157
FDIC Assessment Fees	779	1,092	839	2,804	2,243
Legal and Other Professional Fees	766	961	619	2,340	1,897
Advertising and Promotions	1,202	1,226	1,144	3,576	2,378
Utilities and Communications	758	720	833	2,199	2,434
Ad Valorem Shares Tax	965	965	813	2,895	2,438
Directors' Fees	278	270	288	817	702
Other Real Estate Owned Expenses and Write-Downs	14	39	133	183	182
Merger and Conversion-Related Expenses	2	68	3,244	173	4,670
Other	5,214	4,861	4,637	15,204	12,833
Total Other Expenses	$38,607	$39,702	$40,946	$116,988	$111,063

Other Income

Service Charges on Deposit Accounts	$2,540	$2,413	$2,116	$7,234	$6,007
Loss on Sales of Securities	-	(61)	(7)	(62)	(46)
Debit Card and ATM Fee Income	1,581	1,646	1,667	4,797	4,825
Bank-Owned Life Insurance Income	604	547	561	1,675	1,405
Gain on Sales of Loans	321	494	264	1,426	515
Mortgage Origination Income	108	56	57	238	427
Fees and Brokerage Commission	1,933	1,791	1,620	5,537	5,204
Gain on Sales of Other Real Estate Owned	85	14	12	308	30
Gain (Loss) on Disposal of Other Assets	(23)	14	1	(14)	(716)
Gain on Sale of Branch	932	-	-	932	-
Gain on Extinguishment of Debt	517	941	-	1,458	-
Pass-Through Income (Loss) from Other Investments	(11)	2,812	572	2,974	739
Other	1,296	1,291	1,252	3,726	2,642
Total Other Income	$9,883	$11,958	$8,115	$30,229	$21,032

(1) Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing an Actual/365 day count convention.

(2) Noninterest expense (excluding provision for loan losses) divided by noninterest income plus net interest income less gain/loss on sales of securities.

Business First Bancshares, Inc.

Consolidated Balance Sheets

(Unaudited)

	September 30,	June 30,	September 30,
(Dollars in thousands)	2023	2023	2022

Assets

Cash and Due From Banks	$191,461	$180,972	$152,671
Federal Funds Sold	196,616	173,850	11,137
Securities Available for Sale, at Fair Values	849,704	877,774	884,960
Mortgage Loans Held for Sale	652	435	545
Loans and Lease Receivable	4,920,273	4,898,737	4,429,900
Allowance for Loan Losses	(41,129)	(42,013)	(35,201)
Net Loans and Lease Receivable	4,879,144	4,856,724	4,394,699
Premises and Equipment, Net	64,674	63,037	63,765
Accrued Interest Receivable	28,060	26,861	22,454
Other Equity Securities	32,591	34,824	39,390
Other Real Estate Owned	1,558	1,587	840
Cash Value of Life Insurance	95,906	95,302	88,743
Deferred Taxes, Net	34,660	31,553	36,691
Goodwill	88,391	88,543	88,543
Core Deposit and Customer Intangibles	12,418	12,993	14,567
Other Assets	12,946	10,194	7,686

Total Assets	$6,488,781	$6,454,649	$5,806,691

Liabilities

Deposits
Noninterest-Bearing	$1,412,406	$1,429,376	$1,613,310
Interest-Bearing	3,778,317	3,585,067	2,972,795
Total Deposits	5,190,723	5,014,443	4,586,105

Securities Sold Under Agreements to Repurchase	23,245	23,230	22,072
Federal Funds Purchased	-	-	-
Short-Term Borrowings	9	9	5,009
Bank Term Funding Program	300,000	300,000	-
Federal Home Loan Bank Borrowings	214,184	362,162	534,059
Subordinated Debt	100,048	103,822	110,902
Subordinated Debt - Trust Preferred Securities	5,000	5,000	5,000
Accrued Interest Payable	11,188	7,666	1,023
Other Liabilities	40,018	37,349	34,519

Total Liabilities	5,884,415	5,853,681	5,298,689

Shareholders' Equity

Preferred Stock	71,930	71,930	72,010
Common Stock	25,344	25,344	22,605
Additional Paid-In Capital	396,121	395,875	347,721
Retained Earnings	205,207	189,115	150,336
Accumulated Other Comprehensive Loss	(94,236)	(81,296)	(84,670)

Total Shareholders' Equity	604,366	600,968	508,002

Total Liabilities and Shareholders' Equity	$6,488,781	$6,454,649	$5,806,691

Business First Bancshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2023	2023	2022	2023	2022

Interest Income:
Interest and Fees on Loans	$84,575	$79,223	$58,846	$237,566	$148,668
Interest and Dividends on Securities	5,053	5,097	4,200	14,932	12,187
Interest on Federal Funds Sold and Due From Banks	3,694	1,528	427	6,164	754
Total Interest Income	93,322	85,848	63,473	258,662	161,609

Interest Expense:
Interest on Deposits	30,110	23,680	6,286	72,718	11,106
Interest on Borrowings	7,918	8,842	3,707	24,575	6,986
Total Interest Expense	38,028	32,522	9,993	97,293	18,092

Net Interest Income	55,294	53,326	53,480	161,369	143,517

Provision for Credit Losses	604	538	3,273	4,364	7,835

Net Interest Income After Provision for Credit Losses	54,690	52,788	50,207	157,005	135,682

Other Income:
Service Charges on Deposit Accounts	2,540	2,413	2,116	7,234	6,007
Loss on Sales of Securities	-	(61)	(7)	(62)	(46)
Gain on Sales of Loans	321	494	264	1,426	515
Other Income	7,022	9,112	5,742	21,631	14,556
Total Other Income	9,883	11,958	8,115	30,229	21,032

Other Expenses:
Salaries and Employee Benefits	22,487	22,339	21,906	68,002	63,017
Occupancy and Equipment Expense	5,445	5,112	5,122	15,558	14,449
Merger and Conversion-Related Expense	2	68	3,244	173	4,670
Other Expenses	10,673	12,183	10,674	33,255	28,927
Total Other Expenses	38,607	39,702	40,946	116,988	111,063

Income Before Income Taxes	25,966	25,044	17,376	70,246	45,651

Provision for Income Taxes	5,511	5,305	3,576	15,027	9,363

Net Income	20,455	19,739	13,800	55,219	36,288

Preferred Stock Dividends	(1,351)	(1,350)	-	(4,051)	-

Net Income Available to Common Shareholders	$19,104	$18,389	$13,800	$51,168	$36,288

Business First Bancshares, Inc.

Consolidated Net Interest Margin

(Unaudited)

	Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
(Dollars in thousands)	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate

Assets

Interest-Earning Assets:
Total Loans	$4,906,917	$84,575	6.84%	$4,861,783	$79,223	6.54%	$4,281,137	$58,846	5.45%
Securities	885,792	5,053	2.26%	916,421	5,097	2.23%	951,479	4,200	1.75%
Interest-Bearing Deposit in Other Banks	278,420	3,694	5.26%	117,086	1,528	5.23%	54,730	427	3.10%
Total Interest-Earning Assets	6,071,129	93,322	6.10%	5,895,290	85,848	5.84%	5,287,346	63,473	4.76%
Allowance for Loan Losses	(42,120)			(42,010)			(33,215)
Noninterest-Earning Assets	445,926			421,376			448,181
Total Assets	$6,474,935	$93,322		$6,274,656	$85,848		$5,702,312	$63,473

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$3,703,682	$30,110	3.23%	$3,405,221	$23,680	2.79%	$3,009,565	$6,286	0.83%
Subordinated Debt	100,400	1,363	5.39%	108,619	1,251	4.62%	110,953	1,332	4.76%
Subordinated Debt - Trust Preferred Securities	5,000	111	8.81%	5,000	108	8.66%	5,000	68	5.40%
Bank Term Funding Program	300,000	3,422	4.53%	384,816	4,309	4.49%	-	-	0.00%
Advances from Federal Home Loan Bank (FHLB)	284,930	2,875	4.00%	298,324	3,038	4.08%	396,267	2,194	2.20%
First National Bankers Bank Line of Credit	-	-	0.00%	-	-	0.00%	5,000	70	5.55%
Other Borrowings	23,542	147	2.48%	22,109	136	2.47%	22,381	43	0.76%
Total Interest-Bearing Liabilities	4,417,554	38,028	3.42%	4,224,089	32,522	3.09%	3,549,166	9,993	1.12%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,399,293			$1,410,983			$1,626,055
Other Liabilities	50,947			40,329			60,310
Total Noninterest-Bearing Liabilities	1,450,240			1,451,312			1,686,365
Shareholders' Equity:
Common Shareholders' Equity	535,211			527,325			442,778
Preferred Equity	71,930			71,930			24,003
Total Shareholders' Equity	607,141			599,255			466,781
Total Liabilities and Shareholders' Equity	$6,474,935			$6,274,656			$5,702,312

Net Interest Spread			2.68%			2.75%			3.65%
Net Interest Income		$55,294			$53,326			$53,480
Net Interest Margin			3.61%			3.63%			4.01%

Overall Cost of Funds			2.59%			2.31%			0.77%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing an Actual/365 day count convention.

Business First Bancshares, Inc.

Consolidated Net Interest Margin

(Unaudited)

	Nine Months Ended
	September 30, 2023			September 30, 2022
(Dollars in thousands)	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate

Assets

Interest-Earning Assets:
Total Loans	$4,829,537	$237,566	6.58%	$3,854,023	$148,668	5.16%
Securities	909,901	14,932	2.19%	974,566	12,187	1.67%
Interest-Bearing Deposit in Other Banks	150,995	6,164	5.46%	132,685	754	0.76%
Total Interest-Earning Assets	5,890,433	258,662	5.87%	4,961,274	161,609	4.36%
Allowance for Loan Losses	(41,888)			(30,806)
Noninterest-Earning Assets	442,341			400,884
Total Assets	$6,290,886	$258,662		$5,331,352	$161,609

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$3,482,797	$72,718	2.79%	$2,958,005	$11,106	0.50%
Subordinated Debt	106,555	4,003	5.02%	104,471	3,746	4.79%
Subordinated Debt - Trust Preferred Securities	5,000	317	8.48%	5,000	163	4.36%
Bank Term Funding Program	238,274	8,111	4.55%	-	-	0.00%
Advances from Federal Home Loan Bank (FHLB)	368,542	11,755	4.26%	215,955	2,923	1.81%
First National Bankers Bank Line of Credit	-	-	0.00%	2,778	91	4.38%
Other Borrowings	22,177	389	2.35%	22,325	63	0.38%
Total Interest-Bearing Liabilities	4,223,345	97,293	3.08%	3,308,534	18,092	0.73%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	1,427,821			1,530,748
Other Liabilities	41,392			37,666
Total Noninterest-Bearing Liabilities	1,469,213			1,568,414
Shareholders' Equity:
Common Shareholders' Equity	526,398			446,403
Preferred Equity	71,930			8,001
Total Shareholders' Equity	598,328			454,404
Total Liabilities and Shareholders' Equity	$6,290,886			$5,331,352

Net Interest Spread			2.79%			3.62%
Net Interest Income		$161,369			$143,517
Net Interest Margin			3.66%			3.87%

Overall Cost of Funds			2.30%			0.50%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing an Actual/365 day count convention.

Business First Bancshares, Inc.

Non-GAAP Measures

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2023	2023	2022	2023	2022

Interest Income:
Interest income	$93,322	$85,848	$63,473	$258,662	$161,609
Core interest income	93,322	85,848	63,473	258,662	161,609
Interest Expense:
Interest expense	38,028	32,522	9,993	97,293	18,092
Core interest expense	38,028	32,522	9,993	97,293	18,092
Provision for Credit Losses: (b)
Provision for credit losses	604	538	3,273	4,364	7,835
Core provision expense	604	538	3,273	4,364	7,835
Other Income:
Other income	9,883	11,958	8,115	30,229	21,032
Losses on former bank premises and equipment	-	-	-	-	717
Losses on sale of securities	-	61	7	62	46
Insurance reimbursement of storm expenditures	-	-	(265)	-	(265)
Gain on sale of branch	(932)	-	-	(932)	-
Gain on extinguishment of debt	(517)	(941)	-	(1,458)	-
Core other income	8,434	11,078	7,857	27,901	21,530
Other Expense:
Other expense	38,607	39,702	40,946	116,988	111,063
Acquisition-related expenses (2)	(2)	(68)	(3,521)	(173)	(5,040)
Occupancy and bank premises - storm repair	-	-	-	-	(501)
Core other expense	38,605	39,634	37,425	116,815	105,522
Pre-Tax Income: (a)
Pre-tax income	25,966	25,044	17,376	70,246	45,651
Losses on former bank premises and equipment	-	-	-	-	717
Losses on sale of securities	-	61	7	62	46
Insurance reimbursement of storm expenditures	-	-	(265)	-	(265)
Gain on sale of branch	(932)	-	-	(932)	-
Gain on extinguishment of debt	(517)	(941)	-	(1,458)	-
Acquisition-related expenses (2)	2	68	3,521	173	5,040
Occupancy and bank premises - storm repair	-	-	-	-	501
Core pre-tax income	24,519	24,232	20,639	68,091	51,690
Provision for Income Taxes: (1)
Provision for income taxes	5,511	5,305	3,576	15,027	9,363
Tax on losses on former bank premises and equipment	-	-	-	-	151
Tax on losses on sale of securities	-	13	1	13	10
Tax on insurance reimbursement of storm expenditures	-	-	(55)	-	(55)
Tax on gain on sale of branch	(197)	-	-	(197)	-
Tax on gain on extinguishment of debt	(109)	(199)	-	(308)	-
Tax on acquisition-related expenses (2)	-	14	739	20	913
Tax on occupancy and bank premises - storm repair	-	-	-	-	106
Core provision for income taxes	5,205	5,133	4,261	14,555	10,488
Preferred Dividends:
Preferred dividends	1,351	1,350	-	4,051	-
Core preferred dividends	1,351	1,350	-	4,051	-
Net Income Available to Common Shareholders:
Net income available to common shareholders	19,104	18,389	13,800	51,168	36,288
Losses on former bank premises and equipment, net of tax	-	-	-	-	566
Losses on sale of securities, net of tax	-	48	6	49	36
Insurance reimbursement of storm expenditures, net of tax	-	-	(210)	-	(210)
Gain on sale of branch, net of tax	(735)	-	-	(735)	-
Gain on extinguishment of debt, net of tax	(408)	(742)	-	(1,150)	-
Acquisition-related expenses (2), net of tax	2	54	2,782	153	4,127
Occupancy and bank premises - storm repair, net of tax	-	-	-	-	395
Core net income available to common shareholders	$17,963	$17,749	$16,378	$49,485	$41,202

Pre-tax, pre-provision earnings available to common shareholders (a+b)	$26,570	$25,582	$20,649	$74,610	$53,486
Losses on former bank premises and equipment	-	-	-	-	717
Loss on sale of securities	-	61	7	62	46
Insurance reimbursement of storm expenditures	-	-	(265)	-	(265)
Gain on sale of branch	(932)	-	-	(932)	-
Gain on extinguishment of debt	(517)	(941)	-	(1,458)	-
Acquisition-related expenses (2)	2	68	3,521	173	5,040
Occupancy and bank premises - storm repair	-	-	-	-	501
Core pre-tax, pre-provision earnings	$25,123	$24,770	$23,912	$72,455	$59,525

Average Diluted Common Shares Outstanding	25,288,660	25,333,372	22,650,640	25,281,908	22,163,952

Diluted Earnings Per Common Share:
Diluted earnings per common share	$0.76	$0.73	$0.61	$2.02	$1.64
Losses on former bank premises and equipment, net of tax	-	-	-	-	0.02
Loss on sale of securities, net of tax	-	-	-	0.00	-
Insurance reimbursement of storm expenditures, net of tax	-	-	(0.01)	-	(0.01)
Gain on sale of branch, net of tax	(0.03)	-	-	(0.03)	-
Gain on extinguishment of debt, net of tax	(0.02)	(0.03)	-	(0.04)	-
Acquisition-related expenses (2), net of tax	-	-	0.12	0.01	0.19
Occupancy and bank premises -storm repair, net of tax	-	-	-	-	0.02
Core diluted earnings per common share	$0.71	$0.70	$0.72	$1.96	$1.86

Pre-tax, pre-provision profit diluted earnings per common share	$1.05	$1.01	$0.91	$2.95	$2.41
Losses on former bank premises and equipment	-	-	-	-	0.03
Loss on sale of securities	-	-	-	-	-
Insurance reimbursement of storm expenditures	-	-	(0.01)	-	(0.01)
Gain on sale of branch	(0.04)	-	-	(0.04)	-
Gain on extinguishment of debt	(0.02)	(0.04)	-	(0.06)	-
Acquisition-related expenses (2)	-	0.01	0.16	0.01	0.23
Occupancy and bank premises - storm repair	-	-	-	-	0.03
Core pre-tax, pre-provision diluted earnings per common share	$0.99	$0.98	$1.06	$2.86	$2.69

(1) Tax rates, exclusive of certain nondeductible merger-related expenses and goodwill, utilized were 21.129% for 2023 and 2022. These rates approximated the marginal tax rates.

(2) Includes merger and conversion-related expenses and salary and employee benefits.

Business First Bancshares, Inc.

Non-GAAP Measures

(Unaudited)

	September 30,	June 30,	September 30,
(Dollars in thousands, except per share data)	2023	2023	2022

Total Shareholders' (Common) Equity:
Total shareholders' equity	$604,366	$600,968	$508,002
Preferred stock	(71,930)	(71,930)	(72,010)
Total common shareholders' equity	532,436	529,038	435,992
Goodwill	(88,391)	(88,543)	(88,543)
Core deposit and customer intangible	(12,418)	(12,993)	(14,567)
Total tangible common equity	$431,627	$427,502	$332,882

Total Assets:
Total assets	$6,488,781	$6,454,649	$5,806,691
Goodwill	(88,391)	(88,543)	(88,543)
Core deposit and customer intangible	(12,418)	(12,993)	(14,567)
Total tangible assets	$6,387,972	$6,353,113	$5,703,581

Common shares outstanding	25,344,168	25,344,168	22,605,136

Book value per common share	$21.01	$20.87	$19.29
Tangible book value per common share	$17.03	$16.87	$14.73
Common equity to total assets	8.21%	8.20%	7.51%
Tangible common equity to tangible assets	6.76%	6.73%	5.84%

Business First Bancshares, Inc.

Non-GAAP Measures

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2023	2023	2022	2023	2022

Total Quarterly Average Assets	$6,474,935	$6,274,656	$5,702,312	$6,290,886	$5,331,352
Total Quarterly Average Common Equity	$535,211	$527,325	$442,778	$526,398	$446,403

Net Income Available to Common Shareholders:
Net income available to common shareholders	$19,104	$18,389	$13,800	$51,168	$36,288
Losses on former bank premises and equipment, net of tax	-	-	-	-	566
Losses on sale of securities, net of tax	-	48	6	49	36
Insurance reimbursement of storm expenditures, net of tax	-	-	(210)	-	(210)
Gain on sale of branch, net of tax	(735)	-	-	(735)	-
Gain on extinguishment of debt, net of tax	(408)	(742)	-	(1,150)	-
Acquisition-related expenses, net of tax	2	54	2,782	153	4,127
Occupancy and bank premises - storm repair, net of tax	-	-	-	-	395
Core net income available to common shareholders	$17,963	$17,749	$16,378	$49,485	$41,202

Return to common shareholders on average assets (annualized) (2)	1.17%	1.18%	0.96%	1.09%	0.91%
Core return on average assets (annualized) (2)	1.10%	1.13%	1.14%	1.05%	1.03%
Return to common shareholders on average common equity (annualized) (2)	14.16%	13.99%	12.37%	13.00%	10.87%
Core return on average common equity (annualized) (2)	13.32%	13.50%	14.68%	12.57%	12.34%

Interest Income:
Interest income	$93,322	$85,848	$63,473	$258,662	$161,609
Core interest income	93,322	85,848	63,473	258,662	161,609
Interest Expense:
Interest expense	38,028	32,522	9,993	97,293	18,092
Core interest expense	38,028	32,522	9,993	97,293	18,092
Other Income:
Other income	9,883	11,958	8,115	30,229	21,032
Losses on former bank premises and equipment	-	-	-	-	717
Loss on sale of securities	-	61	7	62	46
Insurance reimbursement of storm expenditures	-	-	(265)	-	(265)
Gain on sale of branch	(932)	-	-	(932)	-
Gain on extinguishment of debt	(517)	(941)	-	(1,458)	-
Core other income	8,434	11,078	7,857	27,901	21,530
Other Expense:
Other expense	38,607	39,702	40,946	116,988	111,063
Acquisition-related expenses	(2)	(68)	(3,521)	(173)	(5,040)
Occupancy and bank premises - storm repair	-	-	-	-	(501)
Core other expense	$38,605	$39,634	$37,425	$116,815	$105,522

Efficiency Ratio:
Other expense (a)	$38,607	$39,702	$40,946	$116,988	$111,063
Core other expense (c)	$38,605	$39,634	$37,425	$116,815	$105,522
Net interest and other income (1) (b)	$65,177	$65,345	$61,602	$191,660	$164,595
Core net interest and other income (1) (d)	$63,728	$64,404	$61,337	$189,270	$165,047
Efficiency ratio (a/b)	59.23%	60.76%	66.47%	61.04%	67.48%
Core efficiency ratio (c/d)	60.58%	61.54%	61.02%	61.72%	63.93%

Total Average Interest-Earnings Assets	$6,071,129	$5,895,290	$5,287,346	$5,890,433	$4,961,274

Net Interest Income:
Net interest income	$55,294	$53,326	$53,480	$161,369	$143,517
Loan discount accretion	(2,419)	(2,059)	(1,712)	(7,390)	(5,220)
Net interest income excluding loan discount accretion	$52,875	$51,267	$51,768	$153,979	$138,297

Net interest margin (2)	3.61%	3.63%	4.01%	3.66%	3.87%
Net interest margin excluding loan discount accretion (2)	3.46%	3.49%	3.88%	3.49%	3.73%
Net interest spread (2)	2.68%	2.75%	3.65%	2.79%	3.62%
Net interest spread excluding loan discount accretion (2)	2.53%	2.61%	3.52%	2.62%	3.48%

(1) Excludes gains/losses on sales of securities.

(2) Calculated utilizing an Actual/365 day count convention.